EXHIBIT 99.4

Extract of Nordea Bank AB (publ) List of Authorized Signatories

Bolagsverket

Registration number:	516406-0120

Date of registration:	30th January 2004

Company name:	Nordea Bank AB

Address:	105 71 STOCKHOLM

Registered office:	Stockholm

The company is registered as a public limited liability company

Bank charter
Charter granted: 16th January 2004

Company formation
The company was formed on 6th October 1997

Share Capital
Share capital:	EUR 4 049 951 919	Min.: EUR 2 700 000 000
Max.: EUR 10 800 000 000

Number of shares:	4 049 951 919	Min.: 2 700 000 000
Max.: 10 800 000 000
. . . .

Specially authorized signatories

. . . .

600928	Dueholm, Lotte, Virum Stationsvei 125, 2830 VIRUM, DENMARK

. . . .

610615	Herbert Jes, Hojskolevej 16, DK-2960, RUNGSTED KYST, DENMARK

. . . .

Signatory power

In addition to the board of directors, any two jointly of the board members or any one of

. . . .

or any two jointly of

. . . .

Dueholm, Lotte

. . . .

Herbert, Jes

. . . .

are entitled to sign on behalf of the company.

Registration number:	516406-0120

Date of registration:	30th January 2004

Company name:	Nordea Bank AB

Furthermore, the Managing Director, in his normal business activities, is also entitled to sign on behalf of the company.

Articles of Association

Date of the latest change: 24th March 2011

Confirmed on 4th May 2011 by Finansinspektionen, the Swedish Financial Supervisory Authority

Financial year

1st January – 31st December

Secondary name (s)

Nordea Holding

Götabanken

Skaraborgsbanken

Wermlandsbanken

Postbanken

Privatbanken

Nordea Solo

Nordbanken

Postgirot

Girobank

Trevise

Registration number:	516406-0120

Date of registration:	30th January 2004

Company name:	Nordea Bank AB

Plusgirot

First Card

Note

On 30th January 2004 the company has been re-registered from being a regular company limited by shares to a joint-stock banking company. The company is the same legal entity as previously. The company has been struck off the register of limited companies and re-entered in the register of joint-stock banking companies, on which occasion the company received a new registration number. Previous company name and registration number: Nordea AB, 556547-0977.

Date of registration of current and previous company names

2004-01-30	Nordea Bank AB

2000-12-01	Nordea AB

2000-01-27	Nordic Baltic Holding (NBH) AB

1997-10-16	Nordbanken Holding AB

1997-10-08	EMCEMATOR AB

Sundsvall, 2nd October 2012
Ex officio /s/ Anna-Karin Ostin (seal)
Anna-Karin Ostin

Extract of Nordea Bank Danmark A/S List of Authorized Signatories

Tegningsregler

Nordea Bank Danmark A/S forpligtesaf:

1. Den samlede bestyrelse

2. Et medlem af bestyrelsen sammen med en direktør

3. To direktører i forening

4. En prokurist i forening med en direktør eller en anden prokurist

Foruden dette underskriftscirkulære har bestyrelsen givet eneprokura til en række medarbejdere, som ved brug af digitale signaturer har mulighed for at forpligte banken på én eller flere forud definerede hjemmesider.

Provisions regulating the power to bind Nordea Bank Danmark A/S

Nordea Bank Danmark A/S is legally bound by the signatures of:

1. The whole Board of Directors

2. Any one member of the Board of Directors jointly with any one member of the Executive Management

3. Any two members of the Executive Management jointly

4. Any one holder of procuration jointly with any one member of the Executive Management or any other holder of procuration

In addition to this list of authorised signatures the Board of Directors has granted sole power of procuration to a number of employees, who by use of digital signatures are able to commit the bank on one or more pre-defined websites.

København. den 7. maj 2012

På bestyrelsens vegne/On behalf of the Board of Directors

/s/ Ari Kaperi	/s/ Michael Rasmussen
Ari Kaperi Formand/Chairman	Michael Rasmussen Formand for direktionen I Nordea Bank Danmark A/S /Chairman of the Executive Management

Indehavere af prokura I Holders of procuration

Efternavn / Last name	Fornavn / First name	Fødselsdato / Date of birth

. . . .

Hestbech	Jens	22.06.1975

. . . .

Stahl	Jesper	28.09.1960